Power of Attorney

The undersigned trustees and officers, as indicated respectively below, of Tortoise Essential Assets Income Term Fund (the “Trust”), each hereby constitutes and appoints H. Kevin Birzer and P. Bradley Adams, each of them, with full powers of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statement on Form N-2, as applicable, and any and all amendments thereto, and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Trust with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and the 1933 Act, and any and all instruments, documents or agreements which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the 14th day of January, 2019.

Signature	Title

/s/ P. Bradley Adams	Chief Executive Officer and Principal Financial Officer
P. Bradley Adams

/s/ Rand C. Berney	Trustee
Rand C. Berney

/s/ H. Kevin Birzer	Trustee
H. Kevin Birzer

/s/ Conrad S. Ciccotello	Trustee
Conrad S. Ciccotello

/s/ Alexandra A. Herger	Trustee
Alexandra A. Herger

/s/ Jennifer Paquette	Trustee
Jennifer Paquette